Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

August 9, 2019

Hancock Whitney Corporation

2510 14th Street

Gulfport, Mississippi 39501

Re: Registration Statement on Form S-4 (File No. 333-232716)

Ladies and Gentlemen:

We have acted as special counsel to Hancock Whitney Corporation, a Mississippi corporation (“Hancock Whitney”), in connection with the preparation and filing of Hancock Whitney’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to (i) shares of Hancock Whitney’s common stock, par value $3.33 per share (“Hancock Whitney Common Shares”), (ii) shares of Hancock Whitney’s Series B preferred stock, par value $20.00 per share (“Hancock Whitney Series B Preferred”) and (iii) shares of Hancock Whitney’s Series C preferred stock, par value $20.00 per share (“Hancock Whitney Series C Preferred” and together with the Hancock Whitney Series B Preferred, the “Hancock Whitney Preferred Shares”), in each case to be issued by Hancock Whitney pursuant to the terms of the Agreement and Plan of Merger, dated as of April 30, 2019 (the “Merger Agreement”), by and between Hancock Whitney and MidSouth Bancorp, Inc.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, Hancock Whitney’s articles of incorporation and amended and restated bylaws. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of Hancock Whitney and certificates or comparable documents of public officials and of officers and representatives of Hancock Whitney.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that:

(1)

the Hancock Whitney Common Shares to be issued by Hancock Whitney pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission, and the Hancock Whitney Common Shares have been issued in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Hancock Whitney Common Shares will be validly issued, fully paid and nonassessable.

(2)

the Hancock Whitney Preferred Shares to be issued by Hancock Whitney pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission, the articles of amendment to the articles of incorporation of Hancock Whitney with respect to the Hancock Whitney Series B Preferred and the Hancock Whitney Series C Preferred substantially in the form filed as an exhibit to the Registration Statement have been duly filed with the Secretary of State of the State of Mississippi, and the Hancock Whitney Preferred Shares have been issued in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Hancock Whitney Preferred Shares will be validly issued, fully paid and nonassessable.

Hancock Whitney is a Mississippi corporation, and we have not considered, and we express no opinion as to, any law other than the Mississippi Business Corporation Act (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Hancock Whitney Common Shares and the Hancock Whitney Preferred Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz